SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 12, 1998

                                PARACELSIAN, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                            0-19844                       56-1399565
--------                            -------                       ----------
(State or other                     (Commission                   (IRS Employer
jurisdiction of                     File Number)                  Identification
incorporation)                                                    Number)


   222 LANGMUIR LABORATORIES, CORNELL TECHNOLOGY PARK, ITHACA, NEW YORK 14850
   --------------------------------------------------------------------------
         (Address, including zip codes, of principal executive offices)


                                 Bernard Landes
                            222 Langmuir Laboratories
                             Cornell Technology Park
                             Ithaca, New York 14850
                                 (607) 257-4224
        (Address, Including Zip Code and Telephone, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                 (607) 257-4224
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     Paracelsian, Inc. and R.P. Scherer Corporation announced on August 13, 1998, a second agreement that extended, on a worldwide basis, the July 9, 1998, agreement that established R.P. Scherer North America as the exclusive marketing and distribution agent for Paracelsian's BioFIT (Bio Functional Integrity Testing) Certification program in the Dietary Supplement and OTC market segments in North America. This worldwide agreement also provides for collaboration between the two companies on the development of new dietary supplements and OTC products.

     The terms of the worldwide agreement will duplicate those of the North American agreement. Paracelsian will initially complete development of 10 BioFIT assay systems. R.P. Scherer North will pay Paracelsian initial fees, concurrent with the completion of the BioFIT assay systems, certification of products, and completion of agreements with R.P. Scherer customers. The companies will market the program jointly. Paracelsian will also receive royalties on the sale of all BioFIT certified products and there are minimum royalty payments.

     In addition to the initial fees, Paracelsian Inc. will receive from the worldwide and North American agreements a minimum of $800,000 ($400,000 per agreement) in royalty payments in the initial period of both agreements. Paracelsian must receive minimum royalties of $1.4 million ($700,000 per agreement) in the subsequent 12-month period for automatic renewal. Both agreements will continue to renew automatically with Paracelsian receiving royalties adjusted upward annually. Total fees paid to Paracelsian in the initial period from both the worldwide and North American agreements are expected to be at least $2 million.

     Sales of botanical products in the United States represent 18% of worldwide sales of these types of products. Sales of botanical products outside the United States, now covered by this new agreement, represent 82% of the worldwide sales of these types of products. This distribution of sales makes the potential revenue to Paracelsian from this worldwide agreement even greater than those from the North American agreement, even though the terms are the same.

     On August 12, 1998, Paracelsian announced that its Board of Directors approved an extension through September 6, 1999, of the publicly traded warrants for common stock which were a dividend in September 1993. The warrants were set to expire on September 6, 1998. In addition to extending the warrants, The Board of Directors approved changes to the exercise price of the warrants. The exercise price will be reduced from $3.25 to $1.75 through December 1998. The exercise price will increase to $2.50 from January 1, 1999 to April 30, 1999 and to $3.25 from May 1, 1999 to September 6, 1999. Holders of warrants will be notified by mail and provided with the details of the changes.

     This report contains various "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities Exchange Act of 1934, that represent the Company's judgment concerning the future and are subject to risks and uncertainties that could cause the Company's actual operating results and financial position to differ materially from those projected in the forward looking statements. Such forward looking statements can be identified by the use of forward looking terminology, such as "may," "will," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereof or comparable terminology. The Company cautions that any such forward looking statements are further qualified by important factors that could cause the Company's actual operating results and financial position to differ materially from the forward looking statements, including, without limitation, the actual results of research and development efforts, the effect of regulation by the United States Food and Drug Administration and other government agencies, the impact of competitive products and services, and other considerations described in connection with specific forward looking statements and the Company's periodic reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to release publicly the results of any revisions to these forward looking statements to reflect events or circumstances arising after the date of this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit No.                               Description
         -----------                               -----------

            99A                          Press Release dated August 12, 1998
            99B                          Press Release dated August 13, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   PARACELSIAN, INC.

                                   By: /s/ BERNARD LANDES
                                       ----------------------------------------
                                           Bernard Landes
                                           Chairman and Chief Executive Officer